Exhibit 9(l)

                            TRANSFER AGENCY AGREEMENT

                   THIS AGREEMENT is made as of November 5, 1991 between THE RBB FUND, INC., a Maryland corporation (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent") which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                                  R E C I T A L

                   WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                   WHEREAS, the Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar, and dividend disbursing agent with respect to Shares (as defined below) of its Common Stock, par value $.001 per share, and the Transfer Agent is willing to furnish such services;

                   NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                   1. Appointment. The Fund hereby appoints the Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for the Fund for the period and on the terms set forth in this Agreement with respect to shares (the "Shares") of each class of Common Stock as to which the Fund and the Transfer Agent have entered into a Transfer Agency Agreement Supplement (individually, a "Class," and collectively, the "Classes"). The Transfer Agent shall identify to each Class, or any additional class hereafter created that is designated by the Fund as a Class, property belonging to such Class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the Class to which such report, confirmation or notice pertains. The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 16 of this Agreement.

                   2. Delivery of Documents. The Fund has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

                             (a) Resolutions of the Fund's Board of Directors
authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Bradford Classes and approving this Agreement;

                             (b) Appendix A identifying and containing the
signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund and to execute stock certificates representing Shares;

                             (c) The Fund's Articles of Incorporation filed with
the Department of Assessments and Taxation of the State of Maryland on February 29, 1988 and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Charter");

                             (d) The Fund's Articles Supplementary filed with
the Department of Assessments and Taxation of the State of Maryland on March 24, 1988, and all further Articles Supplementary filed with the State of Maryland (the "Articles Supplementary");

                             (e) The Fund's By-Laws and all amendments thereto
(such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                             (f) Copies of all documents relating to any
voluntary investor service plans sponsored by the Fund;

                             (g) Each Investment Advisory and Administration
Agreement between Provident Institutional Management Corporation (the "Advisor") and the Fund relating to a Class (collectively, the "Advisory Agreements") and each Sub-Advisory Agreement between Provident National Bank (which in its capacity as Sub-Advisor is hereinafter referred to as the "Sub-Advisor") and the Advisor relating to a Class (collectively with the Advisory Agreements, the "Advisory Contracts");


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                             (h) The Custodian Agreement between Provident
National Bank (which in its capacity as custodian is hereinafter referred to as the "Custodian") and the Fund dated as of August 16, 1988 (the "Custodian Agreement");

                             (i) Each Distribution Agreement between Counsellors
Securities Inc. (the "Distributor") and the Fund with respect to any Class (collectively, the "Distribution Agreements") and the form of each related Dealer Agreement for broker-dealers participating in the distribution of any Bradford Class ("Participating Dealers")

                             (j) Each Plan of Distribution pursuant to Rule
12b-1 under the 1940 Act with respect to a Class (collectively, the "Distribution Plans");

                             (k) The Fund's Notification of Registration filed
pursuant to Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on March 24, 1988;

                             (1) The Fund's most recent Post-Effective Amendment
to Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-20827) and under the 1940 Act as filed with the SEC on March 24, 1988 relating to the Shares, and all amendments thereto;

                             (m) The Fund's most recent prospectuses relating to
any of the Shares (each such prospectus, and all amendments and supplements thereto herein called a "Prospectus"); and

                             (n) Before the Fund engages in any transactions
regulated by the Commodity Futures Trading Commission ("CFTC"), copy of either
(i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Fund by the CFTC which states that the Fund will not be treated as a "pool" as defined in
Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Fund by the CFTC which states that the CFTC will not take any enforcement action if the Fund does not register as a "commodity pool operator."

                  The Fund will furnish the Transfer Agent from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

                   3. Definitions.

                             (a) "Authorized Person". As used in this Agreement,
the term "Authorized Person" means any officer of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by the Transfer Agent from time to time.

                             (b) "Oral Instructions" As used in this Agreement,
the term "Oral Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person. The Fund agrees to deliver to the Transfer Agent, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming oral Instructions.

                             (c) "Written Instructions". As used in this
Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by the Transfer Agent and signed by an Authorized Person.


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                   4. Instructions Consistent with Charter and By-Laws.

                             (a) Unless otherwise provided in this Agreement,
the Transfer Agent shall act only upon Oral or Written Instructions. Although the Transfer Agent may know of the provisions of the Charter and By-Laws of the Fund, the Transfer Agent may assume that any oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Charter or By-Laws or any vote, resolution or proceeding of the Shareholders, or of the Board of Directors, or of any committee thereof.

                             (b) The Transfer Agent shall be entitled to rely
upon any oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement. The Fund agrees to forward to the Transfer Agent Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by the Transfer Agent by the close of business of the same day that such Oral Instructions are given to the Transfer Agent. The Fund agrees that the fact that such confirming Written Instructions are not received by the Transfer Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving oral Instructions. The Fund agrees that the Transfer Agent shall incur no liability to the Fund in acting upon oral Instructions given to the Transfer Agent hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

                   5. Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, the Transfer Agent is authorized to take the following actions:

                             (a) Issuance of Shares. Upon receipt of a purchase
order from or on behalf of an investor for the purchase of Shares and sufficient information, including a completed application to purchase ("Application"), to enable the Transfer Agent to establish a Shareholder account and to determine which Class of Shares the investor wishes to purchase, and after confirmation of receipt of or crediting of Federal funds for such order from the Fund's Custodian, receipt by the Transfer Agent of a check payable to the Transfer Agent for such order, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus relating to such Shares.

                             (b) Transfer of Shares. Uncertificated Securities.
Where a Shareholder does not hold a certificate representing the number of Shares in his account and does provide the Transfer Agent with instructions for the transfer of such Shares and such other appropriate documentation to permit a transfer as specified in the Prospectus relating to such Shares, then the Transfer Agent shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules of the exchange upon which Shares are listed (if any), the rules and regulations of the SEC, and the law of the State of Maryland relating to the transfer of shares of common stock.

                             (c) Stock Certificates. If at any time the Fund
issues stock certificates with respect to any Class of Shares, the following provisions will apply with respect to such Class of Shares:

                             (i) The Fund will supply the Transfer Agent with a
sufficient supply of stock certificates representing such Class of Shares, in the form approved from time to time by the Board of Directors of the Fund, and, from time to time, shall replenish such supply upon request of the Transfer Agent. Such stock certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Fund, whose names and positions shall be set forth on Appendix B, and shall bear the corporate seal or facsimile thereof of the Fund, and notwithstanding the death, resignation or removal of any officer of the Fund, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to Shareholders until the Transfer Agent is otherwise directed by Written Instructions.

                             (ii) In the case of the loss or destruction of any
certificate representing any class of Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by the Transfer Agent.



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                             (iii) Upon receipt of signed stock certificates,
which shall be in proper form for transfer, and upon cancellation or destruction thereof, the Transfer Agent shall countersign, register and issue new certificates for the same number of such class of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the law of the State of Maryland relating to the transfer of shares of common stock.

                             (iv) Upon receipt of the stock certificates, which
shall be in proper form for transfer, together with the Shareholder's instructions to hold such stock certificates for safekeeping, the Transfer Agent shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the Shareholder upon the transfer books.

                             (v) Upon receipt of written instructions from a
Shareholder of uncertificated securities for a certificate in the number of Shares in his account, the Transfer Agent will issue such stock certificates and deliver them to the Shareholder.

                             (d) Redemption of Shares. Upon receipt of a
redemption order from a Shareholder in the manner and form specified in the Prospectus relating to such Shares, the Transfer Agent shall redeem the number of Shares so indicated from the redeeming Shareholder's account and receive from the Fund's Custodian and disburse to the redeeming Shareholder or Shareholder account as designated in the Application the redemption proceeds therefor or, in the case of a redemption check, to the party presenting such check for payment in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's Custodian.


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                   6. Authorized Shares. The Fund's authorized capital stock
 consists of thirty billion (30,000,000,000) shares of Common Stock, par value $.001 per share, of which: 100 million (100,000,000) Shares constitute the Class A Shares, 100 million (100,000,000) Shares constitute the Class B Shares, 100 million (100,000,000) Shares constitute the Class C Shares, 100 million (100,000,000) Shares constitute the Class D Shares, 500 million (500,000,000) Shares constitute the Class E Shares, 500 million (500,000,000) Shares constitute the Class F Shares, 500 million (500,000,000) Shares constitute the Class G Shares, 500 million (500,000,000) Shares constitute the Class H Shares, 500 million (500,000,000) Shares constitute the Class I Shares, 500 million (500,000,000) Shares constitute the Class J Shares, 500 million (500,000,000) Shares constitute the Class K Shares, 500 million (500,000,000) Shares constitute the Class L Shares, 500 million (500,000,000) Shares constitute the Class M Shares, 500 million (500,000,000) Shares constitute the Class N Shares, 500 million (500,000,000) Shares constitute the Class 0 Shares, 100 million (100,000,000) Shares constitute the Class P Shares, 100 million (100,000,000) Shares constitute the Class Q Shares, 500 million (500,000,000) Shares constitute the Class R Shares, 500 million (500,000,000) Shares constitute the Class S Shares, 500 million (500,000,000) Shares constitute the Class Alpha 1 Shares, 500 million (500,000,000) Shares constitute the Class Alpha 2 Shares, 500 million (500,000,000) Shares constitute the Class Alpha 3 Shares, 500 million (500,000,000) Shares constitute the Class Alpha 4 Shares, 500 million (500,000,000) Shares constitute the Class Beta 1 Shares, 500 million (500,000,000) Shares constitute the Class Beta 2 Shares, 500 million (500,000,000) Shares constitute the Class Beta 3 Shares, 500 million (500,000,000) Shares constitute the Class Beta 4 Shares, 500 million (500,000,000) Shares constitute the Class Gamma 1 Shares, 500 million (500,000,000) Shares constitute the Class Gamma 2 Shares, 500 million (500,000,000) Shares constitute the Class Gamma 3 Shares, 500 million (500,000,000) Shares constitute the Class Gamma 4 Shares, 500 million (500,000,000) Shares constitute the Class Delta 1 Shares, 500 million (500,000,000) Shares constitute the Class Delta 2 Shares, 500 million (500,000,000) Shares constitute the Class Delta 3 Shares, 500 million (500,000,000) Shares constitute the Class Delta 4 Shares, 500 million (500,000,000) Shares constitute the Class Epsilon 1 Shares, 500 million (500,000,000) Shares constitute the Class Epsilon 2 Shares, 500 million (500,000,000) Shares constitute the Class Epsilon 3 Shares, 500 million (500,000,000) Shares constitute the Class Epsilon 4 Shares, 500 million (500,000,000) Shares constitute the Class Zeta 1 Shares, 500 million (500,000,000) Shares constitute the Class Zeta 2 Shares, 500 million (500,000,000) Shares constitute the Class Zeta 3 Shares, 500 million (500,000,000) Shares constitute the Class Zeta 4 Shares, 500 million (500,000,000) Shares constitute the Class Eta 1 Shares, 500 million (500,000,000) Shares constitute the Class Eta 2 Shares, 500 million (500,000,000) Shares constitute the Class Eta 3 Shares, 500 million (500,000,000) Shares constitute the Class Eta 4 Shares, 500 million (500,000,000) Shares constitute the Class Theta 1 Shares, 500 million (500,000,000) Shares constitute the Class Theta 2 Shares, 500 million (500,000,000) Shares constitute the Class Theta 3 Shares and 500 million (500,000,000) Shares constitute the Class Theta 4 Shares. The Fund may from time to time authorize the issuance of additional shares of its Common Stock, issue additional series or classes of shares of its Common Stock or classify and reclassify shares of such series or class and shall notify the Transfer Agent of any such authorization, issuance, classification or reclassification. The Fund agrees to notify the Transfer Agent promptly of any change in the number of authorized Shares of any class and of any change in the number of Shares registered under the 1933 Act. The Transfer Agent shall record issues of all Shares and shall notify the Fund in case any proposed issue of Shares by the Fund shall result in an over-issue, in which case the Transfer Agent shall refuse to issue said Shares and shall not countersign and issue certificates for such Shares.

                   7. Dividends and Distributions. The Fund shall furnish the Transfer Agent with appropriate evidence of action by the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions as described in the Prospectuses. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the Fund's Charter and applicable Prospectus, pay such dividends to the Shareholders in the manner described in the applicable Prospectus. In lieu of receiving from the Fund's Custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Fund's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's Custodian.

                   The Transfer Agent shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to Shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Fund, the Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable Federal tax laws and regulations.

 In accordance with the applicable Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (1) transfers of funds from Shareholders' accounts at financial institutions, (2) the Fund's pre-authorized check plan, and (3) the Fund's right of accumulation plan; (4) the Fund's automatic investing program; (b) arrange for the exchange of Shares of a class or series of the Fund having an exchange privilege for Shares of other classes or series of the Fund to which such exchange privilege extends; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in the Fund's systematic withdrawal program.

                   8.  Communications with Shareholders.

                             (a) Communications to Shareholders. The Transfer
Agent will address and mail all communications by the Fund to its Shareholders, including reports to Shareholders, confirmations of purchases and sales of Shares, monthly statements, year-end federal tax information, dividend and distribution notices and proxy material for its meetings of Shareholders. The Transfer Agent will receive and tabulate the proxy cards for the meetings of the Fund's Shareholders.

                             (b) Correspondence. The Transfer Agent will answer
such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

                   9. Records. The Transfer Agent shall maintain records of the accounts for each Shareholder showing the following information:

                             (a) name, address and United States Tax
Identification or Social Security number;

                             (b) number and Class of Shares held and number and
Class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                             (c) historical information regarding the account of
each Shareholder including dividends and distributions paid and the date and price for all transactions on a Shareholder's account;

                             (d) any stop or restraining order placed against a
Shareholders account;

                             (e) any correspondence relating to the current
maintenance of a Shareholder's account;

                             (f) information with respect to withholdings; and,

                             (g) any information required in order for the
Transfer Agent to perform any calculations contemplated or required by this Agreement.

                   The Transfer Agent shall keep a record of all redemption checks and dividend checks returned by postal authorities, and shall maintain such records as are required for the Fund to comply with the escheat laws of any State or other authority.

                   The books and records pertaining to the Fund which are in the possession of the Transfer Agent shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations and shall, to the extent practicable, be maintained separately for each portfolio of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Transfer Agent to the Fund or the Fund's authorized representative at the Fund's expense.

                   10. Ongoing Functions. The Transfer Agent will perform the following functions on an ongoing basis:

                             (a) furnish daily reports of transactions in
Shares;

                             (b) furnish monthly reports of transactions in Fund
Shares by type (Keogh, IRA, other) including numbers of accounts;

                             (c) furnish state-by-state blue sky registration
reports to the Fund;

                             (d) calculate sales load or compensation payment,
if applicable, and provide such information to the Fund;

                             (e) calculate dealer commissions for the Fund, as
applicable;

                             (f) provide toll-free lines for direct Shareholder
use, plus customer liaison staff with on-line inquiry capacity;

                             (g) mail duplicate confirmations to dealers of
their clients' activity, whether executed through the dealer or directly with the Transfer Agent;



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                             (h) provide detail for underwriter or broker
confirmations and other participating dealer Shareholder accounting, in accordance with such procedures a way be agreed upon between the Fund and the Transfer Agent;

                             (i) provide Shareholder lists and statistical
information concerning accounts to the Fund; and

                             (j) provide timely notification of Fund activity
and such other information as may be agreed upon from time to time between the Transfer Agent and the Fund Custodian, to the Fund or the Custodian.

                   11. Cooperation with Accountants. The Transfer Agent shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Fund from time to time.

                   12. Confidentiality. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present or potential Shareholders, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                   13. Equipment Failures. In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no ability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

                   14. Right-to Receive Advice.

                             (a) Advice of Fund. If the Transfer Agent shall be
in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice, including Oral or Written Instructions where appropriate.


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                             (b) Advice of Counsel. If the Transfer Agent shall
be in doubt as to any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Advisor, the Fund or the Transfer Agent at the option of the Transfer Agent).

                             (c) Conflicting Advice. In case of conflict
 between directions, advice or Oral or Written Instructions received by the Transfer Agent pursuant to subparagraph (a) of this Paragraph and advice received by the Transfer Agent pursuant to subparagraph (b) of this Paragraph, the Transfer Agent shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                             (d) Protection of the Transfer Agent. The Transfer
Agent shall be protected in any action or inaction which it takes in reliance on any directions, advice or oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this Paragraph which the Transfer Agent, after receipt of any such directions, advice or oral or Written Instructions, in good faith believes to be consistent with such directions, advice or oral or Written Instructions as the case may be. However, nothing in this Paragraph shall be construed as imposing upon the Transfer Agent any obligation (i) to seek such directions, advice or oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse the Transfer Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Transfer Agent of its duties and obligations under this Agreement.

                   15. Compliance with Governmental Rules and Regulations. The Transfer Agent assumes no responsibility for insuring that the Fund complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction.

                   16. Compensation. As compensation for its services, the Transfer Agent will be paid fees with respect to a Class as set forth in the applicable Transfer Agency Agreement Supplement.

                   17. Indemnification. The Fund agrees to indemnify and hold harmless the Transfer Agent and its nominees and sub-contractors from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do
(i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions, provided, that neither the Transfer Agent nor any of its nominees or sub-contractors shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or such nominee's or such sub-contractor's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

                   18. Responsibility of the Transfer Agent. The Transfer Agent shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. The Transfer Agent shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                   19. Duration and Termination. This Agreement shall continue until termination by the Fund or by the Transfer Agent on sixty (60) days written notice.


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                   20. Registration as a Transfer Agent. The Transfer Agent
 represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration this Agreement. The Transfer Agent agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should the Transfer Agent fail to be registered with the SEC as a transfer agent at any time during this Agreement, the Fund may, on written notice to the Transfer Agent, immediately terminate this Agreement.

                   21. Notices. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Transfer Agent at P. 0. Box 8950, Wilmington, Delaware 19899; (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given five days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

                   22. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

                   23.Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

                   24. Delegation of Duties. On thirty (30) days prior written notice to the Fund, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly owned direct or indirect subsidiary of Provident National bank or PNC Financial Corp, provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of the 1940 Act; and
 (ii) the Transfer Agent and such delegate shall promptly provide such information as the Fund may request, and respond to such question as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate. Upon such assignment and delegation, the Transfer Agent shall be relieved of any further duties or obligations hereunder and from any liability for any acts or failures to act occurring thereafter.

                   25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   26. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

 [SEAL]                                THE RBB FUND, INC.

 Attest: ____________________________  By: /s/Edward J. Roach
                                          ____________________
 (SEAL]                                       Edward J. Roach

                                       PROVIDENT FINANCIAL
                                       PROCESSING CORPORATION

 Attest: ____________________________  By: illegible
                                          ____________

 APPENDIX A

 Authorized Persons


 -----------------------                     -------------------------
         (name)                                   (signature)

 -----------------------                     -------------------------
         (name)                                   (signature)

-----------------------                      -------------------------
         (name)                                   (signature)

-----------------------                      -------------------------
         (name)                                   (signature)

 -----------------------                     -------------------------
         (name)                                   (signature)

 -----------------------                     -------------------------
         (name)                                   (signature)


 APPENDIX B





 ---------------------------------
 Edward J. Roach
 President


 ---------------------------------
 Morgan R. Jones
 Secretary

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                               (Bradford Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991 by and between THE RBB FUND, INC. (the
 "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Bradford Classes of Common Stock (Classes R and S) of the Fund. Each such Bradford Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                 (Alpha Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991, by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency-Agreement. The Transfer Agency Agreement is hereby adopted for the Alpha Classes of Common Stock (Class Alpha 1, Alpha 2, Alpha 3 and Alpha 4) of the Fund. Each such Alpha Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                 (Beta Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991 by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Beta Classes of Common Stock (Class Beta 1, Beta 2, Beta 3 and Beta 4) of the Fund. Each such Beta Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time no to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                  IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION



 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                 (Gamma Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991 by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Gamma Classes of Common Stock (Class Gamma 1, Gamma 2, Gamma 3 and Gamma 4) of the Fund. Each such Gamma Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                 (Delta Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991 by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

         The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Delta Classes of Common Stock (Class Delta 1, Delta 2, Delta 3 and Delta 4) of the Fund. Each such Delta Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                (Epsilon Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991, by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Epsilon Classes of Common Stock (Class Epsilon 1, Epsilon 2, Epsilon 3 and Epsilon 4) of the Fund. Each such Epsilon Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be to from tine to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                 (Zeta Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991, by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as, of November 5, 1991 (as from time to time amended and supplemented, the
"Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Zeta Classes of Common Stock (Class Zeta 1, Zeta 2, Zeta 3 and Zeta 4) of the Fund. Each such Zeta Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                  IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                  (Eta Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991, by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Eta Classes of Common Stock (Class Eta 1, Eta 2, Eta 3 and Eta 4) of the Fund. Each such Eta Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

 THE RBB FUND, INC.                   PROVIDENT FINANCIAL PROCESSING
                                      CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President

                      TRANSFER AGENCY AGREEMENT SUPPLEMENT

                                 (Theta Classes)

                   This supplemental agreement is entered into this 5th day of November, 1991, by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation (the "Transfer Agent"), which is an indirect, wholly owned subsidiary of PNC Financial Corp.

                   The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which the Transfer Agent has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Shares for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

 The Fund agrees with the Transfer Agent as follows:

                   1. Adoption of-Transfer Agency Agreement. The Transfer Agency Agreement is hereby adopted for the Theta Classes of Common Stock (Class Theta 1, Theta 2, Theta 3 and Theta 4) of the Fund. Each such Theta Class shall constitute a "Class" as referred to in the Transfer Agency Agreement and its shares shall be "Shares" as referred to therein.

                   2. Compensation. As compensation for the services rendered by the Transfer Agent during the term of the Transfer Agency Agreement, the Fund will pay to the Transfer Agent, with respect to each Class of the Fund, monthly fees that shall be agreed to from time to time by the Fund and the Transfer Agent, for each account open at any time during the month for which payment is being made, plus certain of the Transfer Agent's expenses relating to such services, as shall be agreed to from time to time by the Fund and the Transfer Agent.

                   IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

 THE RBB FUND, INC.                  PROVIDENT FINANCIAL PROCESSING
                                     CORPORATION


 By /s/Edward J. Roach                By illegible
    ___________________                  ___________
       Edward J. Roach
    President